Exhibit 10.19

FIRST AMENDMENT TO THE

PREMIER, INC. DEFERRED COMPENSATION PLAN

WHEREAS, Premier, Inc. (the “Company”) established and maintains the Premier, Inc. Deferred Compensation Plan (the “Plan”) for the benefit of select employees; and

WHEREAS, amendment of the Plan is now considered desirable to allow the members of the Company’s executive team to defer up to 30% of compensation.

NOW, THEREFORE, BE IT RESOLVED, pursuant to the power granted to the Retirement Committee by Section 7.01 of the Plan, that the Plan is hereby amended, effective January 1, 2011, in the following particulars:

1.                                      The following Section 1.29 is added to the Plan:

“1.29      E-Team Member means a member of the Company’s executive team.”

2.                                      Section 3.01(a) is amended to read as follows:

“(a) Subject to Section 3.01(c), each Participant who is not an E-Team Member shall have the right to elect to defer receipt of any portion, up to 20%, of his or her Compensation, and each Participant who is an E-Team Member shall have the right to elect to defer receipt of any portion, up to 30%, of his or her Compensation.”

3.                                      Section 3.0l(b)(i) is amended to read as follows:

“(i) Subject to Section 3.0l(c), in any Plan Year, each Participant who is not an E-Team Member may make a separate election to defer up to 20%, and each Participant who is an E- Team Member may make a separate election to defer up to 30%, of their Compensation attributable to Spot, Pacesetter or Annual Incentive Plan bonuses or bonuses under any long-term incentive plan (notwithstanding the fact that payments under any long-term incentive plan are otherwise excluded from the definition of Compensation), provided, however, that in no event may Compensation or bonuses (including amounts distributed from any short-term or long-term incentive plan) paid after termination of employment be deferred under the Plan, even if attributable to services performed during employment.”

IN WITNESS WHEREOF, the Retirement Committee of Premier, Inc. has caused this First Amendment to be executed on its behalf on this 13 day of December, 2010.

PREMIER, INC,

BY:	RETIREMENT COMMITTEE

By:	/s/Allison Golding
Allison Golding, Authorized Signatory